Exhibit 99.42

MBNA MASTER CREDIT CARD TRUST II

SERIES 1999-D

KEY PERFORMANCE FACTORS
June 30, 1999



Expected B Maturity 6/15/2006


Blended Coupon 5.3714%


Excess Protection Level
3 Month Average   4.07%
June, 1999   4.07%
May, 1999  N/A
April, 1999  N/A


Cash Yield17.91%


Investor Charge Offs 3.77%


Base Rate10.06%


Over 30 Day Delinquency 4.82%


Seller's Interest11.01%


Total Payment Rate13.71%


Total Principal Balance$44,380,968,357.42


 Investor Participation Amount$500,000,000.00


Seller Participation Amount$4,888,448,838.93




For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 8.06% (28/360) was used. The Base Rate was calculated using a 28 day monthly period, 6/3/1999 - 6/30/1999.